Date of Grant: 13 December 2006

STOCK OPTION AGREEMENT

THIS AGREEMENT is made by and between New Dragon Asia Corp., a Florida Corporation (the "Company") and Mr. Peter Mak (the "Optionee") on 13 December 2006.

In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. **Grant of Option.** The Company hereby grants to Optionee, in the manner and subject to the conditions hereinfafter provided, the right, privilege and option to purchase (the "Option") an aggregate of 6,000,000 (six million) shares of the Company's Common Stock, with a par value of $0.0001 per share (the "Shares"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein.

2. **Term of Option.** Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be ten (10) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3. **Exercise.**

3.1 **Manner of Exercise.** This Option may be exercised from time to time, in whole or in part, by presentation of a Notice to the Company at its principal office, which Notice must be duly executed by Optionee and accompanied by the Consideration. The Consideration may consist of (1) cash, (2) check, or (3) surrendered shares then issuable upon exercise of the Option having a fair market value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof.

Upon receipt and acceptance by the Company of such Notice accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

3.2 **Exercise Price.** The exercise price (the "Exercise Price") payable upon exercise of this Option shall be US$1.82 per Share.

4. **Exercise After Certain Events.**

4.1 Termination of Employment, Directorship or Consultant Relationship. If for any reason other than permanent and total disability (as defined below) or death an Optionee ceases to be employed by, be a director of, or be a consultant to the Company, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within 12 months after the date of such termination (but in no event after the expiration date of the Option).

4.2 Permanent Disability and Death. If an Optionee becomes permanently and totally disabled or dies while employed by the Company, or while acting as an officer, director or consultant of the Company, Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within 12 months after the disability or death (but in no event after the expiration date of the Option).

5. **Restrictions on Transfer of Option.** This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable only by the Optionee during his lifetime except as provided in Section 4.2 above. The Option and the Shares underlying the Option shall not be available for the debts or obligatons of the Optionee, nor shall it be subject to disposition by transfer, alienation, pledge, or other means of disposition, whether voluntary or involuntary or by operation of law through judgment, levy, attachement, garnishment, or other legal proceeding (including bankruptcy).

6. **Adjustment for Changes in Capitalization.** The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares,, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option maybe exercised and the exercise price at which this Option may be exercised will be made.

7. **Notices.** All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; provided, however, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

To the Optionee:

Peter Mak
Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen
CHINA
Tel: (86) 138 2368 0228

To the Company:

New Dragon Asia Corp.
Suite 2808, International Chamber of Commerce Tower
Fuhua Three Road
Shenzhen
CHINA
Tel: (86) 755 8831 2115
Fax: (86) 755 8831 2120

Copy to:

Mr. Matthew A. Kepke
Loeb & Loeb
345 Park Avenue
New York, NY 10154-0037
Tel: (212) 407 4833
Fax: (212) 202 5138

8. **Applicable Law.** This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of Florida.

9. **Binding Effect.** This Agreement shall inure to the benefit of, and be biding upon, the parties hereto and their respective heirs, executors, and successors.

10. **Counterparts.** This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Option Agreement has been executed as of 13 December 2006 at Shenzhen, China.

THE COMPANY:

NEW DRAGON ASIA CORP.

By: ______________________
Heng Jing Lu
Chairman

THE OPTIONEE:

____
Peter Mak